Exhibit 99.3

Quest Solution, Inc. Schedules Conference Call to Provide Shareholder Update

August 17, 2015 at 4:30 p.m. ET

HENDERSON, NV—(Marketwired - Aug 11, 2015) - Quest Solution, Inc. (“The Company”) (OTCQB: QUES) today announced that management will conduct a conference call on Monday, August 17, 2015 at 4:30 p.m. ET to provide a shareholder update. Management will discuss the Company’s financial results for the second quarter, the business strategy, provide a general corporate update and conduct a question and answer period.

Conference call information:

Date and time: Monday, August 17, 2015 at 4:30 p.m. ET Dial-in number: 1-877-407-8031 (domestic) or 1-201-689-8031 (international) Replay number: 1-877-660-6853 (domestic) or 1-201-612-7415 (international). Please use passcode 13617499 to access the replay. The replay will be available until September 17, 2015. Webcast link: http://www.investorcalendar.com/IC/CEPage.asp?ID=174280

About Quest Solution, Inc.

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The recent BCS acquisition is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will provide immediate value to the company.

Contact:

Investor

Hayden IR
Brett Maas
(646) 536-7331
brett@haydenir.com

Cameron Donahue
(651) 653-1854
cameron@haydenir.com